UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2026

Next Technology Holding Inc.
(Exact name of Company as specified in charter)

Wyoming	001-41450	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1376-7 Oba, Kasukabe City, Saitama Prefecture, Grandage 3, Takebashi 408

Japan 344-0021

+852 9054 9481

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Wyoming Registered Agent

1621 Central Ave Cheyenne, Wyoming 82001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NXTT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2026, Next Technology Holding Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company elected Wenbo Li, Guang Cui, Gwanggeun Jo, and Hsiu Wu (collectively, the “Directors”) to serve on the Board of Directors (the “Board”) of the Company until the Company’s next annual meeting of stockholders and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal. Each of the Directors is an independent director as defined under Nasdaq listing standards and SEC rules.

The biographical information required by this Item 5.02 with respect to each of the Directors is included in the Company’s definitive proxy statement on Schedule 14A, filed with the SEC on February 9, 2026 (the “2026 Proxy Statement”), and is incorporated herein by reference. Information required by Item 404(a) of Regulation S-K regarding each Director is also included in the 2026 Proxy Statement and is incorporated herein by reference.

Based on information provided to the Company: (i) there are no agreements, arrangements or understandings between any of Messrs. Li, Cui, Jo, or Wu, on the one hand, and any other persons, on the other hand, pursuant to which they were selected as directors, and there are no family relationships among any of the Company’s directors or executive officers and any of Messrs. Li, Cui, Jo, or Wu; and (ii) none of Messrs. Li, Cui, Jo, or Wu has any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Each of the Directors entered into an Independent Director Service Agreement (each, an “Service Agreement”) with the Company pursuant to which, among other things, the Company agreed to pay each of the Directors certain amounts, and reimburse them for expenses incurred, in connection with their time and efforts relating to joining the Board.

Election of Chairman of the Board

Following the Annual Meeting, the Board held an organizational meeting, at which Mr. Hsiu Wu was elected Chairman of the Board.

Appointments and Changes in Composition of Board Committees

In connection with the organizational meeting of the Board following the Annual Meeting, the Board approved appointments to the committees of the Board as follows: (i) Mr. Wenbo Li, Mr. Guang Cui, Mr. Gwanggeun Jo, and Mr. Hsiu Wu were appointed as members of the Audit Committee, with Mr. Wenbo Li to serve as Chair; (ii) Mr. Wenbo Li, Mr. Guang Cui, Mr. Gwanggeun Jo, and Mr. Hsiu Wu were appointed as members of the Compensation Committee, with Mr. Guang Cui to serve as Chair; and (iii) Mr. Wenbo Li, Mr. Guang Cui, Mr. Gwanggeun Jo, and Mr. Hsiu Wu were appointed as members of the Nominating Committee, with Mr. Hsiu Wu to serve as Chair.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As discussed in Item 5.02 above, on March 9, 2026, the Company held its Annual Meeting. At the Annual Meeting, the Company’s stockholders voted on the three proposals described below.

As of January 22, 2026 the record date for the Annual Meeting, there were 4,882,556 shares of common stock outstanding and entitled to vote on each matter presented for vote at the Annual Meeting. At the Annual Meeting, 2,964,713 (60.72%) of the total outstanding shares of common stock were presented in person or by proxy.

The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1: Election of Directors

The following four nominees were elected to serve on the Board until the Company’s next annual meeting and until his or her respective successors have been duly elected and qualified, or until his or her earlier resignation or removal, having received the following votes:

	FOR	AGAINST	ABSTAIN/ WITHHELD
Wenbo Li	2,842,698	3,647	94
Guang Cui	2,842,994	3,224	219
Gwanggeun Jo	2,842,481	3,785	172
Hsiu Wu	2,842,841	2,849	748

Proposal 2: Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

The ratification of the appointment of CHI-LLTC as accounting firm as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2025, having received the following votes:

FOR	AGAINST	ABSTAIN/WITHHELD
2,961,421	2,548	744

Proposal 3: Approval of the Business Strategies of the Company

The business strategies of the Company described in the proposal are as follows: the Company’s planned capital-raising activities under Form S-3, the use and management of digital assets, the Company’s long-term share repurchase strategy, and the Company’s major investment and business expansion initiatives, as further detailed in the proposal. The strategies were approved, having received the following votes:

FOR	AGAINST	ABSTAIN/WITHHELD
2,745,703	100,014	686

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT TECHNOLOGY HOLDING INC.

Date: March 12, 2026	By:	/s/ Wei Hong Liu
	Name:	Wei Hong Liu
	Title:	Chief Executive Officer

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